UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2018

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ANSYS, Inc.

(Exact name of registrant as specified in charter)

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Delaware (State or other jurisdiction of incorporation or organization)	0-20853 (Commission File Number)	04-3219960 (IRS Employer Identification No.)

2600 ANSYS Drive, Canonsburg, PA (Address of principal executive offices)		15317 (Zip Code)

(724) 746-3304 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report) ___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2018, Fernando Esquivel, the Vice President of Human Resources of ANSYS, Inc. (the “Company”), informed the Company of his resignation from this position and ceasing to be the leader of the Company’s human resources function effective November 16, 2018. Mr. Esquivel will remain with the Company until May 31, 2019 (the “Final Employment Date”) to assist with special projects and transitional matters, and will report to Ajei Gopal, the Company’s President and Chief Executive Officer, until such time.

As consideration for Mr. Esquivel remaining with the Company through the Final Employment Date, the Company has agreed to provide him with the following: (i) his current base salary and benefits through the Final Employment Date, (ii) a payment equal to his target bonus for fiscal year 2018 (or $160,200), (iii) continued vesting in outstanding equity awards in accordance with their terms through the Final Employment Date, and (iv) a lump sum payment of $105,100, less required withholdings, after the Final Employment Date, subject, in each case, to his execution of customary release agreements with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, Inc.

October 26, 2018	By:	/s/ Janet Lee
Janet Lee
General Counsel and Secretary